  PHAZAR CORP

101 S.E. 25th Avenue, Mineral Wells, Texas 76067

(940) 325-3301

NEWS RELEASE

July 11, 2008

PHAZAR CORP ANNOUNCES FINRA ARBITRATION CLAIM AND SUIT AGAINST UBS FINANCIAL SERVICES, INC.

PHAZAR CORP, (Nasdaq: ANTP) announced today, that on June 26, 2008, the Company filed a claim in arbitration against UBS Financial Services, Inc. (“UBS”) with the Financial Industry Regulatory Authority, Inc. (“FINRA” formerly called the NASD) for fraud, breach of fiduciary duty, breach of contract and negligence in connection with the sale by UBS to the Company of certain “auction rate securities” in the aggregate principal amount of $2,650,000 (the “auction rate securities”).  Auction rate securities are typically either municipal (tax free) or corporate (taxable) long term fixed income securities which are purchased and sold on a short term basis at periodic “auctions” held every 7, 28 or 35 days.  The auctions provide a liquid market for the auction rate securities and also serve the purpose of “resetting” the short term interest rate to be paid to the holder of these securities.  The short term interest rates tend to be higher than rates paid on funds invested in money market accounts.  Auction rate securities are cash equivalents because of the liquidity provided by the periodic auctions.

 The Company filed this arbitration proceeding because the Company invested its liquid assets in auction rate securities based on the fact that UBS repeatedly made material false representations to the Company that the auction rate securities it purchased from UBS were safe, liquid investments, the equivalent of cash and a prudent investment for the Company’s cash.  UBS falsely represented that the auction markets were stable and that the Company could liquidate its investment in the auction rate securities on any auction date, making the auction rate securities the equivalent of cash.  In February 2008, with no prior notice to the Company, UBS unilaterally abandoned the auction markets and allowed the auctions of auction rate securities it had sold to the Company to fail.  According to UBS, the continued failure of the auctions has resulted in the Company’s auction rate securities becoming illiquid long term fixed income investments.  The Company seeks, among other relief, rescission of its purchases of the auction rate securities and restoration in cash of its entire $2,650,000 investment in the auction rate securities it purchased from UBS.

On June 27, 2008, the Company also filed an action against UBS in the 348th Judicial District Court of Tarrant County, Texas (the “Injunctive Action”).  In the Injunctive Action, the Company seeks injunctive relief prohibiting UBS from denying the Company access to the $2,650,000 in cash the Company invested in auction rate securities.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

For further information contact:

Kathy Kindle, Antenna Products Corporation

Tel: 940 325 3301  Fax: 940 325 0716

kindle@antennaproducts.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”.  This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements.  The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.